Exhibit 99.1

FIRST BANK OF THE PALM BEACHES

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is solicited on behalf of the Board of Directors of First Bank of the Palm Beaches, a Florida-chartered community bank (“First Bank”), for use at the Special Meeting of Shareholders of First Bank to be held on Tuesday, March 10, 2020 at the offices of Gunster, Yoakley & Stewart, P.A. located at 777 S. Flagler Dr., Suite 500 East, West Palm Beach, Florida, 33401 at 9:00 a.m. local time and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of First Bank, hereby appoints Joseph B. Shearouse, John Ahrenholz, and Dawn Myers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided below, all shares of Class A and Class B common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting and any adjournments or postponements thereof. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournments or postponements thereof.

1.	To authorize, approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of January 21, 2020, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank and First Bank (the “Merger Agreement”) pursuant to which First Bank will merge with and into Seacoast National Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To vote upon other matters as may properly come before the meeting.

☐  Please mark here if you plan to attend the Special Meeting.

THE BOARD OF DIRECTORS OF FIRST BANK RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to First Bank, prior to the date of the Special Meeting, or by attending and voting at the Special Meeting (attendance by itself is not sufficient).

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS

ON FIRST BANK’S SHAREHOLDER RECORDS.

Dated: ________________

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on First Bank’s shareholder records. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN ON OR BEFORE MARCH 9, 2020 USING THE ENCLOSED ENVELOPE.

PLEAS SCAN YOUR EXECUTED PROXY AND RETURN AN ELECTRONIC COPY

VIA EMAIL TO DMYERS@FIRSTBANKPB.BANK